Exhibit 10.10(d)


      THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


     This Agreement, entered into on this 20th of June, 2001, and made effective as of June 1, 2001, by and between EOG Resources, Inc., f.k.a. Enron Oil & Gas Company
("Employer"), and Mark G. Papa ("Employee") is an amendment to that certain Employment Agreement dated effective as of November 1, 1997 (as heretofore amended, the "Employment
Agreement").

     WHEREAS, the parties desire to amend the Employment
Agreement as provided herein;

     NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

     1. Exhibit A to the Employment Agreement is hereby deleted in its entirety and a new Exhibit A, in the form attached hereto as Exhibit A and effective as of June 1, 2001, is substituted therefor.

     2. Section 1.2 is hereby deleted in its entirety and the following is substituted therefor:

          "    1.2  Employee initially shall be employed in
          the position set forth on Exhibit A. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures as Employer may establish from time to time."

     3. Section 1.3 is hereby revised to remove reference to Enron.

     4. Article 1, Section 1.6 is hereby revised to change references to "Employer's Chairman" to "Employer's
          Board of Directors".

     5. Section 2.1 is hereby deleted in its entirety and the following is substituted therefor:

          "    2.1  Employee's annual base salary during the
          Term shall be not less than the amount set forth under the heading "Annual Base Salary" on Exhibit A, subject to increase at the sole discretion of the Employer, which shall be paid in accordance with Employer's standard payroll practice. Any calculation to be made under this Agreement with respect to Employee's Annual Base Salary shall be made using the then current Annual Base Salary in effect at the time of the event for which such calculation is made."

     6. Section 2.3 is hereby revised to remove reference to Enron.

     7. Section 3.1 is hereby deleted in its entirety and the following is substituted therefor:

          "    3.1  Notwithstanding any other provisions of this
          Agreement, Employer shall have the right to terminate Employee's employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

               (i) For "cause" upon the determination by the Employer's Board of Directors that "cause" exists for the termination of the employment relationship.
                    As used in this Section 3.1(i), the term "cause" shall mean [a] Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement; [b] Employee's final conviction of a felony involving moral turpitude; [c] Employee's willful refusal without proper legal reason to perform the duties and responsibilities required of Employee under this Agreement which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach; [d] Employee's involvement in a conflict of interest as referenced in Section 1.6 for which Employer makes a determination to terminate the employment of Employee which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach; [e] Employee's willful engagement in conduct that Employee knows or should know is materially injurious to Employer; [f] Employee's material breach of any material provision of this Agreement or corporate code or policy which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach; or [g] Employee's violation of the Foreign Corrupt Practices Act or other applicable United States law as proscribed by Section 8.1. It is expressly acknowledged and agreed that the decision as to whether "cause" exists for termination of the employment relationship by Employer is delegated to Employer's Board of Directors for determination. If Employee disagrees with the decision reached by Employer's
                    Board of Directors, the dispute will be limited to whether Employer's Board of Directors reached its decision in good faith;
               (ii) for any other reason whatsoever in the sole discretion of the Board of Directors of Employer;

              (iii) upon Employee's death; or

               (iv) upon Employee's becoming disabled so as to entitle
                    Employee to benefits under Employer's long-term disability plan or, if Employee is not eligible to participate in such plan, then Employee is permanently and totally unable to perform Employee's duties for Employer as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by Employer.

          The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute a "Termination for Cause" if made pursuant to Section 3.1(i); the effect of such termination is specified in Section 3.4. The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to Section 3.1(ii); the effect of such termination is specified in Section 3.5. The effect of the employment relationship being terminated pursuant to Section 3.1(iii) as a result of Employee's death is specified in
          Section 3.6. The effect of the employment relationship being terminated pursuant to Section 3.1(iv) as a result of the Employee becoming incapacitated is specified in Section 3.7."

     8.   The phrase "except Section 7.5" is hereby deleted from Section 3.2.

     9. Section 3.5 is hereby deleted in its entirety and the following is substituted therefor:

          "    3.5  Upon an Involuntary Termination of the employment
          relationship by either Employer or Employee prior to the expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive a severance benefit under this Agreement equal to (a) the greater of the amount that Employee would have received under this Agreement from the date of termination through the end of the Term of this Agreement if Employee had continued to be employed during such period, computed assuming that Employee received the Annual Base Salary specified on Exhibit A and an annual bonus equal to the bonus target specified on Exhibit A for each year during such period (in each case prorated for any partial year) or two times the sum of the Employee's Annual Base Salary and the annual bonus target specified on Exhibit A; plus (b) the value of unvested stock options granted under Employer's 1992
          Stock Plan based on the difference between the average closing price of Employer's stock on the ten (10) trading days prior to the date of termination and the grant price. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against Employer and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action."

     10.  Section 3.8 is hereby revised to remove reference to Enron.

     11. Section 3.10 is hereby deleted in its entirety and the following is substituted therefor:

          "    3.10 Upon termination of the employment relationship between
          Employee and Employer for any reason, Employee shall be entitled to receive compensation and benefits earned and accrued by Employee during his/her employment as are specifically provided in any applicable employee compensation and/or benefit plan document and any grant or award agreement thereunder."

     12. Section 4.1 is hereby deleted in its entirety and the following is substituted therefor:

          "    4.1  After the expiration of the Term specified on Exhibit
          "A," this Agreement, and Employee's employment hereunder, shall automatically renew for successive periods of one (1) year each, unless either Employer or Employee provides not less than one hundred twenty (120) days' prior written notice of intent not to renew. In the event this Agreement is not renewed pursuant to such notice, and Employee remains employed by Employer beyond the expiration of the Term of this Agreement, including any renewals, Employee's employment shall convert to a month-to-month relationship terminable at any time by either Employer or Employee for any reason whatsoever, with or without cause. Upon such termination of the employment relationship by either Employer or Employee for any reason whatsoever, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate. Employee shall be entitled to pro rata salary through the date of such termination, but

          Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination."

     13. Article 5 is hereby revised to remove references to Enron, including removing Enron as a third party beneficiary of Employee's obligations under Section 5.2.

     14. Section 6.1 is hereby revised to remove references to Enron and to delete the following sentence:

          "However, upon an Involuntary Termination as defined in the Company's Change of Control Severance Plan, which entitles Employee to severance benefits under said Plan, these non-competition obligations shall expire immediately and have no further force and effect."

     15. Section 7.1 is hereby deleted in its entirety and the following is substituted therefor:

          "    7.1  For purposes of this Agreement the terms
          "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer."

     16. Section 7.2, notices and all other communications to Employer should be to:

               EOG Resources, Inc.
               333 Clay Street, Suite 4200
               Houston, Texas 77002
               Attention:  Vice President, Human Resources,
                           Administration & Corporate Secretary

     17. Article 8 is hereby deleted in its entirety and the following is substituted therefor:

          "ARTICLE 8:  UNITED STATES FOREIGN CORRUPT
          PRACTICES ACT AND OTHER LAWS:

               8.1 Employee shall at all times comply with United States laws applicable to Employee's actions on behalf of Employer, including specifically, without limitation, the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78 ("FCPA"), as the FCPA may hereafter be amended, and/or its successor statutes. If Employee receives deferred adjudication for, pleads guilty to or nolo contendere or admits civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that Employee has personal civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that Employee committed an action resulting in Employer or any of its affiliates having civil or criminal liability or responsibility under the FCPA or other applicable United States law with knowledge of the activities giving rise to such liability or knowledge of facts from which Employee should have reasonably inferred the activities giving rise to liability had occurred or were likely to occur, such action or finding shall constitute "cause" for termination under this Agreement unless Employer's Board of Directors determines that the actions found to be in violation of the FCPA or other applicable United States law were taken in good faith and in compliance with all applicable policies of Employer."

     18. Contemporaneously with the execution of this Agreement, the parties have executed a Change of
          Control   Agreement  dated  June 20,  2001   (the
          "Change of Control Agreement"). If during the term of the Change of Control Agreement, a Change of Control (as that term is defined in the Change of Control Agreement) occurs or is deemed to have occurred under such agreement, then for the period of time from the occurrence of the Change of Control through the second anniversary of the Change of Control (the "Applicable Period"), the following provisions will apply:

          (a)  The following shall be substituted in lieu of
               Section 3.1(i) of the Employment Agreement during the Applicable Period:

               (i) if, under the Change of Control Agreement, dated June 20, 2001, between Employee and Employer (as amended, the "Change of Control Agreement"), an Event of Termination for Cause (as that term is defined in the Change of Control Agreement) shall have occurred;

          (b) The following shall be substituted in lieu of Section 3.1(iv) of the Employment Agreement during the Applicable Period:

               (iv) if, under the Change of Control Agreement,
                    Employee's Disability (as that term is defined in the Change of Control Agreement) shall have occurred.

          (c) If the termination of Employee's employment occurs for any reason during the Applicable Period, then (i) the provisions of Section 7 of the Change of Control Agreement shall apply in lieu of the provisions of Sections 3.3 through 3.7 of the Employment Agreement, (ii) the provisions of Article 6 of the Employment Agreement shall not apply to Employee, and (iii) the provisions of
               Section 12 of the Change of Control Agreement shall apply in lieu of the provisions of Section 7.5 of the Employment Agreement.

     This Agreement is the Third Amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              EOG RESOURCES, INC.



                              By: /s/PATRICIA EDWARDS
                                 ----------------------------------
                              Name: Patricia Edwards
                              Title: V.P. Human Resources, Administration
                                     and Corporate Secretary
                              This 20th day of June, 2001


                              MARK G. PAPA




                                /s/MARK G. PAPA
                              ---------------------------------------
                              This 20th day of June, 2001

                       EXHIBIT "A" TO
                 EXECUTIVE EMPLOYMENT AGREEMENT
         BETWEEN EOG RESOURCES, INC. AND MARK G. PAPA
                (Amended as of June 1, 2001)


Employee Name:   Mark G. Papa

Term:            June 1, 2001 through May 31, 2005

Renewal:         After May 31, 2005, Agreement will
                 automatically be renewed annually for a
                 one-year term unless either Employee or
                 Employer provides a 120-day notice of
                 intent not to renew.

Position:        Chairman of the Board and Chief Executive
                 Officer

Location:        Houston, Texas

Annual Base      Six Hundred Fifty Thousand Dollars
Salary:          ($650,000) per year

Bonus: Employee shall be eligible to participate in the EOG Resources, Inc. Executive Officer Annual Bonus Plan, at a target of 100% of Annual Base Salary. Such bonus may be paid in a combination of cash, stock options, and/or phantom stock units, as determined by the Compensation Committee of Employer's Board of Directors.

Long-term        Employee shall be eligible to receive
Incentives:      grants  of  stock options, consistent  with
                 similarly    situated    executives,     as
                 determined  from  time  to  time   by   the
                 Compensation Committee of Employer's Board of Directors.

Signing Grant:   Employee  shall  be  granted  60,000
                 shares of Restricted Stock under the  terms
                 of  the  EOG  Resources,  Inc.  1992  Stock
                 Plan,    as    amended,    with    standard
                 termination provisions, and vesting on  May
                 8, 2006.

                              EOG RESOURCES, INC.

                              By: /s/PATRICIA EDWARDS
                                 ---------------------------
                              Name: Patricia Edwards
                              Title: V.P. Human Resources,
                                     Administration and
                                     Corporate Secretary
                              This 20th day of June, 2001

                              MARK G. PAPA

                                /s/MARK G. PAPA
                              -------------------------------
                              This 20th day of June, 2001